AGILYSYS REPORTS FISCAL 2017 THIRD QUARTER REVENUE OF $33.4 MILLION

Subscription Revenue Increases 48% Year over Year and
Total Contract Value of Subscription-based Business has Nearly Doubled Year-to-Date

Alpharetta, GA - February 9, 2017 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2017 third quarter ended December 31, 2016.

Summary of Fiscal 2017 Third Quarter Financial Results

•	Total net revenue was $33.4 million, compared to total net revenue of $31.3 million in the comparable prior-year period.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were a quarterly record $16.2 million, or 49% of total net revenue, compared to $14.9 million, or 48% of total net revenue, for the same period in fiscal 2016. SaaS revenues increased 48% year over year and comprised 24% of total recurring revenues, compared to 18% of total recurring revenues in the third quarter of fiscal 2016.

•
Gross margin was 48.6% in the fiscal 2017 third quarter, compared to 52.7% in the prior-year period. Fiscal 2017 third quarter gross margin primarily reflects the previously disclosed impact of the amortization of software development costs for first generation versions of the Company’s rGuest® solutions, which achieved general availability in the first half of fiscal 2017.

•	Net loss in the fiscal 2017 third quarter was $(1.7) million, or $(0.08) per diluted share, compared to a net loss of $(1.7) million, or $(0.07) per diluted share, in the prior-year period.

•	Adjusted EBITDA (non-GAAP) was $3.0 million, compared to Adjusted EBITDA of $0.6 million in the same period last year (see reconciliation below).

Ramesh Srinivasan, President and CEO of Agilysys, commented, “Our fiscal 2017 third quarter results demonstrate progress in multiple areas of the business. Compared to the same period last year, our installed point of sale end points increased 15% and the number of rooms managed by our lodging solutions rose 6%. Our subscription based SaaS revenue improved 48% compared to the third quarter of last year. Our total contract value for subscription based SaaS licenses sold nearly doubled during the first nine months of fiscal 2017 compared to the same period last year. Our recurring revenue, of which SaaS revenue is a growing component, is a source of considerable strength for us in terms of increasing future earnings predictability.

“Agilysys already possesses many competitive advantages. We offer best-in-market technology solutions that can help take the hospitality industry to the next level in terms of guest attraction, service and retention. Our recent, well-attended Inspire Customer and Partner User Conference served as further confirmation of our commanding position in the marketplace. We expect to achieve significant improvements over the near and long term in our product innovation and delivery velocity, customer service capabilities, cost effectiveness, execution efficiencies and overall cost per unit of meaningful output. Given our significant past investments and competitive strengths already inherent in the Company, we expect to start demonstrating a steady decrease in our overall expenses as a percentage of revenue going forward. I am happy to have this opportunity to lead Agilysys during this exciting period of disciplined revenue growth and operating performance improvement.”

Summary of Fiscal 2017 Nine Months Financial Results

•	Total net revenue was $97.1 million, compared to total net revenue of $88.4 million in the comparable prior-year period.

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Recurring revenues (which are comprised of support, maintenance and subscription services) were $47.1 million, or 49% of total net revenue, compared to $44.5 million, or 50% of total net revenue, in the first nine months of fiscal 2016. SaaS revenues increased 42% year over year and comprised 23% of total recurring revenues, compared to 17% of total recurring revenues in the first nine months of fiscal 2016.

•
Gross margin was 49.8% in the first nine months of fiscal 2017, compared to 57.1% in the comparable year-ago period. The Company’s gross margin for the first nine months of fiscal 2017 primarily reflects the previously disclosed impact of the amortization of software development costs for first generation versions of the Company’s rGuest® solutions which achieved general availability in the first half of fiscal 2017.

•
Net loss in the first nine months of fiscal 2017 was $(6.4) million, or $(0.28) per diluted share, compared to a net loss of $(2.2) million, or $(0.10) per diluted share, in the first nine months of fiscal 2016.

•	Adjusted EBITDA (non-GAAP) was $4.7 million, compared to Adjusted EBITDA of $3.3 million in the same period last year (see reconciliation below).

Updated Fiscal 2017 Outlook
Agilysys today revised its full year guidance as it now expects fiscal 2017 revenue will be in a range of $128 million - $131 million, modestly below the previously anticipated range of $132 - $136 million. The decline in the Company’s revenue outlook is attributable to a reduction in realized and anticipated up front product sales in the last half of the year. In addition, the Company now expects gross margin for fiscal 2017 will be slightly below 50%, reflecting the lower full-year revenue outlook, the impact of higher cost of goods sold related to the recent general availability of first generation versions of rGuest products, and a continued shift in revenue towards more subscription-based sales.

Tony Pritchett, Interim Chief Financial Officer, commented, “Our financial position and balance sheet remain strong and the underlying positive trends of the business including revenue growth opportunities remain encouraging. While we are revising revenue guidance for the year, primarily due to lower product sales, we are encouraged by the continued growth in recurring revenue, including subscription based SaaS revenue. With a new CEO bringing in fresh perspectives on our business including opportunities for growth and improvement, we are already in the process of implementing better execution strategies that will accelerate product development and other deliverables. We strongly believe that our overall spend rate as a percentage of revenue is now at its peak and our initiatives currently underway will lead to a reduction in the near term. We expect these actions will help significantly improve near and long term results.”

2017 Third Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, February 9, 2017, beginning at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 56122372. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately, two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods, and include the statements in the second paragraph following the bullets under the heading “Summary of Fiscal 2017 Third Quarter Financial Results” and the statements under the heading “Updated Fiscal 2017 Outlook.” These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2016. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted cash flow from operations and adjusted EBITDA. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted cash flow from operations and adjusted EBITDA to the comparable GAAP measures.

About Agilysys
Agilysys is a leading technology company that provides innovative point-of-sale, property management, inventory and procurement, workforce management, analytics, document management and mobile and wireless solutions and services to the hospitality industry. The company's solutions and services allow property managers to better connect, interact and transact with their customers by streamlining operations, improving efficiency, increasing guest recruitment and wallet share, and enhancing the guest experience. Agilysys serves four major market sectors: Gaming, both corporate and tribal; Hotels, Resorts and Cruise; Foodservice Management; and Restaurants, Universities, Stadia and Healthcare. A significant portion of the company's consolidated revenue is derived from contract support, maintenance and subscription services. Agilysys operates throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA. For more information, visit www.agilysys.com.

# # #
Investor Contact:
Tony Pritchett
Interim Chief Financial Officer
Agilysys, Inc.
770-810-7800 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com

- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015

Net revenue:
Products	$10,006	$11,924	$30,257	$30,678
Support, maintenance and subscription services	16,234	14,896	47,087	44,460
Professional services	7,208	4,487	19,732	13,304
Total net revenue	33,448	31,307	97,076	88,442
Cost of goods sold:
Products (inclusive of developed technology amortization)	7,530	6,991	22,217	17,035
Support, maintenance and subscription services	4,464	4,076	12,714	11,413
Professional services	5,213	3,732	13,835	9,496
Total cost of goods sold	17,207	14,799	48,766	37,944
Gross profit	16,241	16,508	48,310	50,498
Gross profit margin	48.6%	52.7%	49.8%	57.1%
Operating expenses:
Product development	6,847	6,969	20,647	20,021
Sales and marketing	5,000	4,618	15,746	14,396
General and administrative	3,678	5,517	13,692	15,897
Depreciation of fixed assets	598	569	1,791	1,627
Amortization of intangibles	353	321	1,031	937
Restructuring, severance and other charges	1,394	8	1,484	(53)
Asset write-offs and other fair value adjustments	—	—	—	(175)
Legal settlements	—	185	85	185
Operating loss	(1,629)	(1,679)	(6,166)	(2,337)
Other (income) expense:
Interest income	(86)	(21)	(135)	(70)
Interest expense	3	8	11	20
Other expense, net	62	63	140	40
Loss before taxes	(1,608)	(1,729)	(6,182)	(2,327)
Income tax expense (benefit)	129	(56)	252	(100)
Net loss	$(1,737)	$(1,673)	$(6,434)	$(2,227)

Weighted average shares outstanding	22,611	22,493	22,605	22,479

Loss per share - basic and diluted:
Loss per share	$(0.08)	$(0.07)	$(0.28)	$(0.10)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	December 31, 2016	March 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$52,713	$60,608
Accounts receivable, net of allowance for doubtful accounts of $654 and $617, respectively	15,308	22,017
Inventories	2,084	2,692
Prepaid expenses and other current assets	8,593	10,184
Total current assets	78,698	95,501
Property and equipment, net	13,829	14,197
Goodwill	19,622	19,622
Intangible assets, net	8,542	8,576
Software development costs, net	48,537	44,215
Other non-current assets	2,477	3,046
Total assets	$171,705	$185,157

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,623	$7,761
Deferred revenue	27,243	33,241
Accrued liabilities	10,622	12,980
Capital lease obligations, current	119	118
Total current liabilities	46,607	54,100
Deferred income taxes, non-current	3,180	3,075
Capital lease obligations, non-current	136	215
Other non-current liabilities	4,076	4,294
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 23,207,376 and 22,942,586 shares outstanding at December 31, 2016 and March 31, 2016, respectively	9,482	9,482
Treasury shares, 8,399,455 and 8,664,245 at December 31, 2016 and March 31, 2016, respectively	(2,521)	(2,600)
Capital in excess of stated value	(7,045)	(7,645)
Retained earnings	117,979	124,413
Accumulated other comprehensive loss	(189)	(177)
Total shareholders' equity	117,706	123,473
Total liabilities and shareholders' equity	$171,705	$185,157

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
(In thousands)	December 31,
	2016	2015

Operating activities
Net loss	$(6,434)	$(2,227)
Adjustments to reconcile net loss to net cash used in operating activities
Net restructuring, severance and other charges	819	(643)
Net legal settlements	(100)	170
Asset write-offs and other fair value adjustments	—	(175)
Loss on disposal of property & equipment	5	262
Depreciation	1,791	1,627
Amortization	1,031	937
Amortization of developed technology	5,705	767
Deferred income taxes	105	—
Share-based compensation	782	2,318
Changes in operating assets and liabilities:
Accounts receivable	6,668	4,527
Inventories	597	(1,696)
Prepaid expense	1,306	(2,769)
Accounts payable	714	(4,399)
Deferred revenue	(4,601)	5,516
Accrued liabilities	(2,558)	4,394
Income taxes payable	104	(65)
Other changes, net	(541)	(230)
Net cash provided by operating activities	5,393	8,314

Investing activities
Capital expenditures	(2,199)	(3,617)
Capitalized software development costs	(10,302)	(13,488)
Investments in corporate-owned life insurance policies	(1)	(65)
Net cash used in investing activities	(12,502)	(17,170)

Financing activities
Payments to settle contingent consideration arising from business acquisition	(197)	—
Repurchase of common shares to satisfy employee tax withholding	(404)	(435)
Principal payments under long-term obligations	(86)	(29)
Net cash used in financing activities	(687)	(464)
Effect of exchange rate changes on cash	(99)	(95)
Net decrease in cash and cash equivalents	(7,895)	(9,415)
Cash and cash equivalents at beginning of period	60,608	75,067
Cash and cash equivalents at end of period	$52,713	$65,652

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
Accrued capital expenditures	$293	$261
Accrued capitalized software development costs	684	505
Leasehold improvements acquired under operating lease arrangement	—	997

AGILYSYS, INC.
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
(UNAUDITED)

(In thousands)	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net loss	$(1,737)	$(1,673)	$(6,434)	$(2,227)
Income tax expense (benefit)	129	(56)	252	(100)
Loss before taxes	(1,608)	(1,729)	(6,182)	(2,327)
Depreciation of fixed assets	598	569	1,791	1,627
Amortization of intangibles	353	321	1,031	937
Amortization of developed technology	2,307	255	5,705	766
Interest (income) expense	(83)	(13)	(124)	(50)
EBITDA (b)	1,567	(597)	2,221	953
Share-based compensation	(58)	917	782	2,317
Restructuring, severance and other charges	1,394	8	1,484	(53)
Asset write-offs and other fair value adjustments	—	—	—	(175)
Other non-operating (income) expense	62	63	140	40
Legal settlements	—	185	85	185
Adjusted EBITDA (a)	$2,965	$576	$4,712	$3,267

(a) Adjusted EBITDA, a non-GAAP financial measure, is defined as income before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) restructuring, severance, and other charges, iii) asset write-offs and other fair value adjustments, iv) share-based compensation, and v) other non-operating (income) expense

(b) EBITDA is defined as net income before income taxes, interest expense, depreciation and amortization

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS TO
ADJUSTED CASH FLOWS FROM OPERATIONS
(UNAUDITED)

	Nine Months Ended
(In thousands)	December 31,
	2016	2015
Operating activities:
Net cash provided by operating activities	$5,393	$8,314
Non-recurring cash items:
Payments for restructuring, severance and other charges	665	590
Payments for legal settlements	185	15
Adjusted cash provided by operating activities (a)	$6,243	$8,919

(a) Non-GAAP financial measure